EXHIBIT 99.1

Itron Announces Second Quarter 2024 Financial Results

LIBERTY LAKE, Wash., Aug. 01, 2024 (GLOBE NEWSWIRE) -- Itron, Inc. (NASDAQ: ITRI), which is innovating the way utilities and cities manage energy and water, announced today financial results for its second quarter ended June 30, 2024. Key results for the quarter include (compared with the second quarter of 2023):

  Revenue of $609 million, increased 13%;
  Gross profit of $210 million, increased 21%;
  GAAP net income attributable to Itron, Inc. of $51 million, increased $27 million;
  GAAP diluted earnings per share of $1.10, increased $0.57 per share;
  Non-GAAP diluted EPS of $1.21, increased $0.56 per share;
  Adjusted EBITDA of $77 million, increased 56%; and
  Free cash flow of $45 million, increased $9 million.

“The second quarter of 2024 was successful for Itron.” said Tom Deitrich, Itron’s president and CEO. “Revenue of $609 million was above our expectations, with segment level record revenue occurring in our Networked Solutions and Outcomes segments. The entire organization is performing well and rising to the challenge of supporting our customers’ missions to ensure safe, reliable and efficient access to energy and water resources for consumers.”

Summary of Second Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total second quarter revenue increased 13%, to $609 million, due to strong operational execution and the conversion of previously constrained revenue.

Device Solutions revenue increased 5%, or 6% in constant currency, due primarily to growth in smart water sales.

Networked Solutions revenue increased 14%, due primarily to ongoing and new project deployments.

Outcomes revenue increased 16%, due primarily to an increase in recurring revenue and services.

Gross Margin
Itron's second quarter gross margin of 34.6% increased 250 basis points from the prior year due to higher margin product mix and operational efficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $146 million increased $7 million from the prior year. Non-GAAP operating expenses of $141 million increased $9 million.

GAAP operating income of $65 million was $30 million higher than the prior year and non-GAAP operating income of $69 million was $28 million higher than the prior year. Both increases were due to higher gross profit, partially offset by higher operating expenses.

Net Income and Earnings per Share
Net income attributable to Itron, Inc. for the quarter was $51 million, or $1.10 per diluted share, compared with net income attributable to Itron, Inc. of $24 million, or $0.53 per diluted share in 2023. The increase was driven by higher GAAP operating income and interest income, partially offset by higher tax expense.

Non-GAAP net income attributable to Itron, Inc., which excludes the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, (gain) loss on sale of business, acquisition and integration, and the tax effect of excluding these expenses, was $56 million, or $1.21 per diluted share, compared with $30 million, or $0.65 per diluted share, in 2023. The increase was due to higher non-GAAP operating income and interest income, partially offset by higher tax expense.

Cash Flow
Net cash provided by operating activities was $52 million in the second quarter compared with $42 million in the prior year. Free cash flow was $45 million in the second quarter compared with $36 million in the prior year. The increase in free cash flow was primarily due to higher earnings.

Other Measures

Total backlog at quarter end was $4.1 billion compared with $4.4 billion in the prior year. Bookings in the quarter totaled $447 million.

Q3 2024 Outlook and Full Year 2024 Guidance Update

Outlook for the third quarter of 2024 is as follows:

  Revenue between $590 and $600 million
  Non-GAAP diluted EPS between $1.10 and $1.20

Itron's guidance for the full year 2024 has been updated as follows:

  Revenue between $2.385 to $2.415 billion vs. February 2024 guidance of $2.275 to $2.375 billion
  Non-GAAP diluted EPS between $4.45 to $4.65 vs. February 2024 guidance of $3.40 to $3.80

Earnings Conference Call
Itron will host a conference call to discuss the financial results contained in this release at 10 a.m. EDT on August 1, 2024. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.itron.com/events-presentations. Participants should access the webcast 10 minutes prior to the start of the call. A webcast replay of the conference call will be available through August 9, 2024 and may be accessed on the company's website at https://investors.itron.com/events-presentations.

About Itron
Itron enables utilities and cities to safely, securely and reliably deliver critical infrastructure solutions to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains, and our officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as "expect", "intend", "anticipate", "believe", "plan", "goal", "seek", "project", "estimate", "future", "strategy", "objective", "may", "likely", "should", "will", "will continue", and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plans, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including without limitation those resulting from extraordinary events or circumstances and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our Annual Report on Form 10-K for the year ended Dec. 31, 2023 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Non-GAAP Financial Information
To supplement our consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (GAAP), we use certain adjusted or non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share (EPS), adjusted EBITDA, free cash flow, and constant currency. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. When providing future outlooks and/or earnings guidance, a reconciliation of forward-looking non-GAAP diluted EPS to the GAAP diluted EPS has not been provided because we are unable to predict with reasonable certainty the potential amount or timing of restructuring related expenses and their related tax effects without unreasonable effort. These costs are uncertain, depend on various factors and could have a material impact on GAAP results for the guidance period. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

For additional information, contact:

Itron, Inc.

Paul Vincent
Vice President, Investor Relations
(512) 560-1172

David Means
Director, Investor Relations
(737) 242-8448
Investors@itron.com

Itron, Inc.

  LinkedIn: https://www.linkedin.com/company/itroninc
  X: https://twitter.com/ItronInc
  Newsroom: https://itron.com/newsroom
  Blog: https://itron.com/blog

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Product revenues	$532,907	$464,803	$1,060,729	$881,127
Service revenues	76,162	76,267	151,782	154,561
Total revenues	609,069	541,070	1,212,511	1,035,688
Cost of revenues
Product cost of revenues	356,747	322,288	713,454	619,631
Service cost of revenues	41,862	44,835	83,218	85,742
Total cost of revenues	398,609	367,123	796,672	705,373
Gross profit	210,460	173,947	415,839	330,315

Operating expenses
Sales, general and administrative	88,413	79,079	174,384	154,600
Research and development	53,053	53,560	105,454	103,125
Amortization of intangible assets	4,511	4,722	8,497	9,770
Restructuring	(99)	874	99	37,483
(Gain) loss on sale of business	(65)	612	(42)	630
Total operating expenses	145,813	138,847	288,392	305,608

Operating income	64,647	35,100	127,447	24,707
Other income (expense)
Interest income	5,128	1,508	8,974	3,326
Interest expense	(2,290)	(1,977)	(4,183)	(4,034)
Other income (expense), net	(445)	(333)	18	(1,808)
Total other income (expense)	2,393	(802)	4,809	(2,516)

Income before income taxes	67,040	34,298	132,256	22,191
Income tax provision	(15,180)	(9,195)	(28,609)	(9,125)
Net income	51,860	25,103	103,647	13,066
Net income attributable to noncontrolling interests	542	902	608	701
Net income attributable to Itron, Inc.	$51,318	$24,201	$103,039	$12,365

Net income per common share - Basic	$1.12	$0.53	$2.25	$0.27
Net income per common share - Diluted	$1.10	$0.53	$2.22	$0.27

Weighted average common shares outstanding - Basic	45,745	45,435	45,698	45,358
Weighted average common shares outstanding - Diluted	46,526	45,781	46,441	45,677

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Product revenues
Device Solutions	$117,929	$112,509	$243,837	$229,960
Networked Solutions	387,351	330,668	768,656	612,138
Outcomes	27,627	21,626	48,236	39,029
Total Company	$532,907	$464,803	$1,060,729	$881,127

Service revenues
Device Solutions	$621	$651	$1,465	$1,454
Networked Solutions	25,353	30,262	51,564	62,260
Outcomes	50,188	45,354	98,753	90,847
Total Company	$76,162	$76,267	$151,782	$154,561

Total revenues
Device Solutions	$118,550	$113,160	$245,302	$231,414
Networked Solutions	412,704	360,930	820,220	674,398
Outcomes	77,815	66,980	146,989	129,876
Total Company	$609,069	$541,070	$1,212,511	$1,035,688

Gross profit
Device Solutions	$31,231	$24,719	$61,295	$48,432
Networked Solutions	152,157	121,873	303,182	227,649
Outcomes	27,072	27,355	51,362	54,234
Total Company	$210,460	$173,947	$415,839	$330,315

Operating income
Device Solutions	$23,725	$14,084	$45,428	$28,162
Networked Solutions	117,444	88,593	234,122	163,549
Outcomes	10,651	12,676	19,742	25,587
Corporate unallocated	(87,173)	(80,253)	(171,845)	(192,591)
Total Company	$64,647	$35,100	$127,447	$24,707

Total Gross Margin	34.6%	32.1%	34.3%	31.9%

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$920,639	$302,049
Accounts receivable, net	316,742	303,821
Inventories	291,781	283,686
Other current assets	160,293	159,882
Total current assets	1,689,455	1,049,438

Property, plant, and equipment, net	122,026	128,806
Deferred tax assets, net	283,697	247,211
Other long-term assets	38,506	38,836
Operating lease right-of-use assets, net	37,619	41,186
Intangible assets, net	52,544	46,282
Goodwill	1,060,093	1,052,504
Total assets	$3,283,940	$2,604,263

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$184,783	$199,520
Other current liabilities	57,491	54,407
Wages and benefits payable	105,884	135,803
Taxes payable	12,792	8,636
Current portion of warranty	14,612	14,663
Unearned revenue	159,625	124,207
Total current liabilities	535,187	537,236

Long-term debt, net	1,239,772	454,827
Long-term warranty	8,227	7,501
Pension benefit obligation	62,024	63,887
Deferred tax liabilities, net	670	697
Operating lease liabilities	28,468	32,656
Other long-term obligations	148,901	176,028
Total liabilities	2,023,249	1,272,832

Equity
Common stock	1,662,965	1,820,510
Accumulated other comprehensive loss, net	(98,032)	(81,190)
Accumulated deficit	(325,370)	(428,409)
Total Itron, Inc. shareholders' equity	1,239,563	1,310,911
Noncontrolling interests	21,128	20,520
Total equity	1,260,691	1,331,431
Total liabilities and equity	$3,283,940	$2,604,263

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Six Months Ended June 30,
	2024	2023
Operating activities
Net income	$103,647	$13,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	26,263	28,368
Non-cash operating lease expense	7,634	8,141
Stock-based compensation	21,845	13,694
Amortization of prepaid debt fees	1,867	1,820
Deferred taxes, net	(8,725)	(2,509)
(Gain) loss on sale of business	(42)	630
Restructuring, non-cash	(171)	922
Other adjustments, net	(591)	(199)
Changes in operating assets and liabilities, net of acquisition and sale of business:
Accounts receivable	(13,557)	(34,681)
Inventories	(13,216)	(36,466)
Other current assets	(510)	(33,554)
Other long-term assets	(1,885)	5,595
Accounts payable, other current liabilities, and taxes payable	(7,128)	4,670
Wages and benefits payable	(28,700)	9,040
Unearned revenue	39,039	42,919
Warranty	810	(440)
Restructuring	(14,628)	31,181
Other operating, net	(18,927)	(9,208)
Net cash provided by operating activities	93,025	42,989

Investing activities
Net proceeds (payments) related to the sale of business	405	(772)
Acquisitions of property, plant, and equipment	(14,255)	(12,498)
Business acquisitions, net of cash and cash equivalents acquired	(34,126)	—
Other investing, net	156	50
Net cash used in investing activities	(47,820)	(13,220)

Financing activities
Proceeds from borrowings	805,000	—
Issuance of common stock	2,972	1,641
Payments on call spread for convertible offering	(108,997)	—
Repurchase of common stock	(100,000)	—
Prepaid debt fees	(21,495)	(517)
Other financing, net	(641)	(354)
Net cash provided by financing activities	576,839	770

Effect of foreign exchange rate changes on cash and cash equivalents	(3,454)	241
Increase in cash and cash equivalents	618,590	30,780
Cash and cash equivalents at beginning of period	302,049	202,007
Cash and cash equivalents at end of period	$920,639	$232,787

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow, and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For a reconciliation of each non-GAAP measure to the most comparable financial measure prepared and presented in accordance with GAAP, please see the table captioned Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges, such as restructuring, (gain) loss on sale of business, or acquisition and integration related expenses. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income – We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, (gain) loss on sale of business, and acquisition and integration related expenses. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, (gain) loss on sale of business, and acquisition and integration related expenses. Acquisition and integration related expenses include costs, which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are not related to our core operating results. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods, expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS – We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, (gain) loss on sale of business, acquisition and integration related expenses, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by diluted weighted-average shares outstanding during the period calculated on a GAAP basis and then reduced to reflect the anti-dilutive impact of the convertible note hedge transactions entered into in connection with the 0% convertible notes due 2026 issued in March 2021. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in Accounting Standards Codification (ASC) 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA – We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization, restructuring, (gain) loss on sale of business, acquisition and integration related expenses, and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income.

Free cash flow – We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts in the reconciliation.

Constant currency – We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from the entity's functional currency into U.S. dollars for financial reporting purposes. We also use the term "constant currency", which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period's results restated using current period foreign currency exchange rates.

The tables below reconcile the non-GAAP financial measures of operating expenses, operating income, net income, diluted EPS, adjusted EBITDA, and free cash flow with the most directly comparable GAAP financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data)
TOTAL COMPANY RECONCILIATIONS	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$145,813	$138,847	$288,392	$305,608
Amortization of intangible assets	(4,511)	(4,722)	(8,497)	(9,770)
Restructuring	99	(874)	(99)	(37,483)
(Gain) loss on sale of business	65	(612)	42	(630)
Acquisition and integration	(90)	(44)	(408)	(89)
Non-GAAP operating expenses	$141,376	$132,595	$279,430	$257,636

NON-GAAP OPERATING INCOME
GAAP operating income	$64,647	$35,100	$127,447	$24,707
Amortization of intangible assets	4,511	4,722	8,497	9,770
Restructuring	(99)	874	99	37,483
(Gain) loss on sale of business	(65)	612	(42)	630
Acquisition and integration	90	44	408	89
Non-GAAP operating income	$69,084	$41,352	$136,409	$72,679

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income attributable to Itron, Inc.	$51,318	$24,201	$103,039	$12,365
Amortization of intangible assets	4,511	4,722	8,497	9,770
Amortization of debt placement fees	935	887	1,779	1,732
Restructuring	(99)	874	99	37,483
(Gain) loss on sale of business	(65)	612	(42)	630
Acquisition and integration	90	44	408	89
Income tax effect of non-GAAP adjustments	(588)	(1,516)	(387)	(9,863)
Non-GAAP net income attributable to Itron, Inc.	$56,102	$29,824	$113,393	$52,206

Non-GAAP diluted EPS	$1.21	$0.65	$2.44	$1.14

Non-GAAP weighted average common shares outstanding - Diluted	46,526	45,781	46,441	45,677

ADJUSTED EBITDA
GAAP net income attributable to Itron, Inc.	$51,318	$24,201	$103,039	$12,365
Interest income	(5,128)	(1,508)	(8,974)	(3,326)
Interest expense	2,290	1,977	4,183	4,034
Income tax provision	15,180	9,195	28,609	9,125
Depreciation and amortization	13,519	13,905	26,263	28,368
Restructuring	(99)	874	99	37,483
(Gain) loss on sale of business	(65)	612	(42)	630
Acquisition and integration	90	44	408	89
Adjusted EBITDA	$77,105	$49,300	$153,585	$88,768

FREE CASH FLOW
Net cash provided by operating activities	$51,717	$41,560	$93,025	$42,989
Acquisitions of property, plant, and equipment	(7,110)	(5,596)	(14,255)	(12,498)
Free Cash Flow	$44,607	$35,964	$78,770	$30,491